UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 21, 2015 (May 19, 2015)

Springleaf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2015, Springleaf Holdings, Inc. (“Springleaf”) held its 2015 annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the election of two Class II directors and certain other matters, as set forth below. As of March 25, 2015, the record date for the Annual Meeting, 115,064,570 shares of Springleaf common stock were outstanding and eligible to vote. A quorum of 110,031,233 shares of Springleaf common stock was present at the Annual Meeting. The following proposals were voted upon by stockholders at the Annual Meeting:

1.	Election of two Class II Directors to hold office until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified. The voting results were as follows:

	Total Votes for Each Director	Total Votes Withheld from Each Director	Broker Non-Votes*
Douglas L. Jacobs	106,971,765	1,868,440	1,191,028
Anahaita N. Kotval	108,170,534	669,671	1,191,028

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Springleaf’s independent registered public accounting firm for the 2015 fiscal year. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes*
109,983,795	7,425	40,013	N/A

* Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as an election of director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF HOLDINGS, INC.
(Registrant)

Date:	May 21, 2015	By:	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and Chief Financial Officer